UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2006
MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Exhibits.
SIGNATURES
EX-99.01

Item 2.02 Results of Operations and Financial Condition.
On October 31, 2006, Mobile Mini, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.01 to this report.
In accordance with general instruction B.2 to Form 8-K, information in this item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
The press release includes the financial measure “EBITDA” and certain pro forma financial results. The EBITDA and pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate in effect at any point in time. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity.
The pro forma financial results reported for 2006 show our operating results absent an estimated expense relating to the impact of SFAS 123(R), “Share-Based Payment” (“SFAS 123(R)”) and debt extinguishment cost of $6.4 million. In addition, the pro forma earnings guidance for our full year 2006 show our operating results absent an estimated expense relating to the impact of SFAS 123(R) and the debt extinguishment costs is also excluded in the 2006 guidance. For a reconciliation of the pro forma results to actual results for the three months and the nine months ended September 30, 2006, please see the press release, which is furnished as Exhibit 99.01 to this report.
A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA follows (in thousands), which includes effects of rounding:

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	Three Months	Three Months Ended	Nine Months Ended	Nine Months Ended
	Ended September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$31,578	$21,597	$83,758	$65,181
Senior Note redemption premium	—	—	(4,987)	—
Interest paid	(7,624)	(9,407)	(22,350)	(20,418)
Income and franchise taxes paid	(191)	(109)	(302)	(325)
Provision for loss from natural disasters	—	1,710	—	1,710
Amortization of share-based compensation	763	—	2,298	—
Gain on sale of lease fleet units	(1,373)	(795)	(3,605)	(2,518)
Loss on disposal of property, plant and equipment	25	41	65	475
Deferred income taxes	(432)	(51)	(565)	146
Changes in certain assets and liabilities, net effect of businesses acquired
Receivables	(4,658)	(1,957)	(8,550)	(4,045)
Inventories	598	(270)	(1,775)	(8,891)
Deposits and prepaid expenses	(1,933)	(2,187)	(1,639)	(933)
Other assets and intangibles	167	(29)	164	(8)
Accounts payable and accrued liabilities	3,255	3,321	6,952	8,439

Net cash provided by operating activities	$20,175	$11,864	$49,464	$38,813

Reconciliation of net income to EBITDA:
Net income	$12,890	$7,623	$28,753	$24,153
Interest expense	5,693	5,849	17,880	16,999
Debt extinguishment expense	—	—	6,425	—
Provision for income taxes	8,615	4,874	18,728	14,590
Depreciation and amortization	4,380	3,251	11,972	9,439

EBITDA	$31,578	$21,597	$83,758	$65,181

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Item 9.01 Exhibits.
(d) Exhibits.
      99.01 Registrant’s press release, dated October 31, 2006.
SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: October 31, 2006	Lawrence Trachtenberg

Name: Lawrence Trachtenberg
Title: Executive Vice President and Chief Financial Officer

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